UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 17, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


         1-5721                                            13-2615557
(Commission File Number)                       (IRS Employer Identification No.)


315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                        10010
 (Address of Principal Executive Offices)                     (Zip Code)


                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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           Item 1.01.  Entry into a Material Definitive Agreement.

           A. On June 17, 2005, Leucadia National Corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with VarTec Telecom, Inc. and its subsidiaries, Excel Communications Marketing, Inc., Excel Management Service, Inc., Excel Products, Inc., Excel Telecommunications, Inc., Excel Telecommunications of Virginia, Inc., Excelcom, Inc., Telco Communications Group, Inc., Telco Network Services, Inc., VarTec Business Trust, VarTec Properties, Inc., VarTec Resource Services, Inc., VarTec Solutions, Inc., VarTec Telecom Holding Company, VarTec Telecom International Holding Company and VarTec Telecom of Virginia, Inc., (collectively referred to as the "VarTec Companies"). The VarTec Companies are debtors-in-possession under chapter 11 of the United States Bankruptcy Code.

           The VarTec Companies are telecommunications carriers that provide long distance, local, wireless and Internet access services to residential, midsize business and wholesale customers in the United States.

           Pursuant to the Agreement and subject to approval of the Bankruptcy Court administering the VarTec Companies' chapter 11 proceedings, the Company will acquire substantially all of the assets and certain operating liabilities of the VarTec Companies. The cash portion of the purchase price under the Agreement is $61.5 million, if the Bankruptcy Court order approving the transaction is entered on or before July 31, 2005 or $58 million if the order is entered after July 31, 2005. The purchase price will be subject to a working capital adjustment that could increase or decrease the price based upon the change in VarTec Companies' working capital during the period from April 30, 2005 and the date on or about the entry of the Bankruptcy Court order approving the sale to the Company. The Company will also be required to fund any cure payments under certain executory contracts that would be assigned in the transaction with the consent of the Bankruptcy Court.

           The VarTec Companies have the right to solicit competing bids, which could result in Leucadia not being the winning bidder. In such event, the Company would be entitled to a $2 million termination fee, which is subject to Bankruptcy Court approval. If the Bankruptcy Court does not approve this termination fee, or certain other elements of the bid procedures, the Company will be relieved of its obligations under the Agreement. In addition to Bankruptcy Court approval, the closing is also subject to regulatory approvals.

              B. On June 17, 2005, the Board of Directors of the Company, in conjunction with the Compensation Committee of the Board, awarded a $200,000 discretionary bonus to H.E. Scruggs, Vice President of the Company.


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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 22, 2005

                                         LEUCADIA NATIONAL CORPORATION

                                         /s/ Joseph A. Orlando
                                         -------------------------------------
                                         Name: Joseph A. Orlando
                                         Title: Vice President and Chief
                                                Financial Officer


















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